EXHIBIT 10.23











                          WEBSITE DEVELOPMENT AGREEMENT
                                     BETWEEN
                          BIOQUEST INTERNATIONAL, INC.
                                       AND
                       CCPLANET.COM, INC. D/B/A CCGENESIS



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                          BIOQUEST INTERNATIONAL, CIN.

                               BATOUTOFHEALTH.COM



                     Exhibit A -- Budget and Scope of work
                            for Website Development







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ccplanet.com, Inc. D/B/A ccgenesis                       ccgenesis
360 INterlocken Blvd., Suite 104
Broomfield, CO 80021
Telephone: 303-222-9843
Fax:    303-222-3850
Web Site:       www.ccgenesis.com
Contact Joanna Shirk, Director of Sales & Marketing







    This document contains proprietary information of ccgenesis and BioQuest International. All information contained herein should be considered Company
          Confidential by BioQuest International and treated as such.
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BioQuest International:
Exhibit A  - Budget and Scope of Work for Website Development
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This Budget and Scope of Work for Website Development is entered into by and between ccplanet.com, Inc. d/b/a ccgenesis ("ccgenesis") and BioQuest International, Inc. ("Client") as of July ___, 2001 and is hereby incorporated into and made part of that certain Engagement Letter (together with this Budget and Scope of Work for Website Development and the exhibits to the Engagement Letter, the "Engagement Letter") between the Parties dated the date hereof. ccgenesis and Client are sometimes referred to herein singly as a "Party" or collectively as the "Parties." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Engagement Letter.

Project Scope

The overall scope we propose includes:

Phase I - Establish Base Web Presence
         In this phase we will launch the site. Our emphasis will be on time to market and leveraging as much of the currently developed code as possible. One significant step we will be taking in the first phase is to build the site on a database. We do not build static sites. The site we launch in phase I will be the foundation of the future. And although the site may change dramatically and the graphic design may be completely overhauled, the database and foundation of the site will remain. This means that from the first day you will have the ability to maintain the information on the site without calling us to do development. We feel this is a very important step considering the development phase of your business that you are in and the dynamic nature of the business model and partnerships at this point in your development.

         Scope of phase I includes:
o Web-based tools for BioQuest International personnel to manage all site information, including About Us information, partners and affiliates, contact information, and product and service information.
o Graphic design will leverage the existing design. We will advocate certain changes to the design because of usability, navigation, and information placement, but we will for the most part use the existing look and feel.
o The About Us section of the site will be built as defined in the RFP (section 1, pp 4-5). The HumanClick/LivePerson link will not be implemented in this phase.
o        Bios for BioQuest Partners/Affiliates will be supported as defined in section 2, p 5.
o        Contact Us will be supported as defined in the RFP in section 3, p 5.
          E-mail will be supported as defined in this section.
o The BioQuest Products and the BioQuest Services sections are difficult to estimate based on the information contained in the RFP and the information in the development site. The RFP is straightforward, but we could not find anything in the development site that supported the functionality defined in the RFP. We will plan on building template pages for both products and services, and content management tools to support both. But the functionality will be somewhat generic until you can provide clearer direction.
o The Alternative Medicine News section is even harder to decipher from the development site. We have built many content management sites to support news articles and can easily do it for BioQuest. We will plan on supporting basic article types for press releases, articles, newsletters, and What's New.
o        The Investor Section (section 7, p 7) will be supported.
o The Site Map (section 8, p 7) is not necessary for the simplicity of phase I. We would advise eliminating it, if only temporarily, to help reach the aggressive launch date.
o        The Registration (section 9, p 7) will be supported.
o The newsletter that is referred to in the RFP will not be supported through our code and development in phase I. We will collect registration information, but newsletter support is not included.

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ccgensis            Proprietary and Confidential                 July 18, 2001
                                       2
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BioQuest International:
Exhibit A  - Budget and Scope of Work for Website Development
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Graphic Design
ccgenesis will do all graphic design. The initial design will allow for future enhancements without major revision to the design. A professional design is essential to a successful web initiative. Your online brand should convey a professional look and feel, driving consumer confidence. The objective will be to make navigation simple and graphically portray your brand online.

Software
The web site will be launched with the following core technologies:
o PHP - an open source solution with no licensing fees. PHP is a server-side, cross-platform, HTML embedded scripting language.
o PostgreSQL - an open source object relational database management system, with no licensing fees o Webalyzer - a Web site traffic trend analysis tool


Tracking
CcGenesis will assist BioQuest in their marketing efforts by placing any and all "tags" necessary for tracking advertising effectiveness.

Acceptance
Unless otherwise set forth, acceptance of the deliverables shall be deemed to have occurred on the earlier to occur of the date that (1) Client sends written notice to ccgenesis that such deliverables meet Client's reasonable expectations; (2) Client uses such Deliverables for a commercial purpose in the operation of its business; or (3) ten business days following the date ccgenesis presents such deliverables for Acceptance if Client has not delivered a rejection notice to ccgenesis.



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
Agreed To By:                                           Agreed To By:
ccplanet.com, Inc. D/B/A ccgenesis                      BioQuest International., Inc.


By:       /s/ Brad Warkins                              By:      /s/ Peter J. Ewens
        ---------------------------------------                 ---------------------------------------
Name:        Brad Warkins                               Name:         Peter J. Ewens
        ---------------------------------------                 ---------------------------------------
Title:        President                                 Title:         President
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Date:       July 22, 2001                               Date:          July 21, 2001
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ccgensis            Proprietary and Confidential                 July 18, 2001
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